UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2021

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 E. Windrose Drive, Suite 200, Phoenix, Arizona	85032
(Address of principal executive offices)	(Zip Code)

(623) 445-9500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.0001 per share	UTI	New York Stock Exchange
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2021, Universal Technical Institute, Inc. (the “Company”) and its wholly-owned subsidiary, Universal Technical Institute of Arizona, LLC, entered into a Credit Agreement (“Credit Agreement”) with Fifth Third Bank, National Association (the “Lender”) to finance the Avondale, Arizona property that it purchased in December 2020, via a term loan in the maximum principal amount of $31,150,000 with a maturity of seven years (the “Term Loan”). As of the date of this Current Report on Form 8-K, the Term Loan bears interest at the rate of LIBOR plus 2.0%. In connection with the Term Loan, the Company entered into an interest rate swap agreement with the Lender that effectively fixes the interest rate on 50% of the principal amount of the Term Loan at 3.5% for the entire loan term. The Term Loan is secured by a first priority lien on the Company’s Avondale, Arizona property, including all land and improvements.

The Company is subject to customary affirmative and negative covenants under the Credit Agreement for facilities of this type, including, without limitation, certain reporting obligations and certain limitations on restricted payments; and limitations on liens, encumbrances and indebtedness. The Term Loan is also subject to certain financial maintenance covenants. The debt service coverage ratio is required to be less than 1.25 to 1.00 and is defined as the ratio of the sum of consolidated income (loss) for the year, before interest (income) expense, income tax (benefit) expense, and depreciation and amortization (“EBITDA”) (less dividends payable on the Company’s Series A Preferred Stock) and other extraordinary items to the current portion of long-term debt and interest paid during the period being measured (which commences on September 30, 2021 and is tested annually thereafter on a trailing 12-month basis). The funded debt to EBITDA ratio is required to be no greater than 3.50 to 1.00 (which commences on June 30, 2021 and is tested quarterly thereafter on a trailing 12-month basis). Additionally, commencing on May 12, 2024, the Lender may require a maximum loan-to-value of 70% based on new appraisals at the Company’s cost. Events of default under the Credit Agreement include, among others, the failure to make payments when due, breach of covenants (including certain financial maintenance covenants) and breach of representations or warranties. If the Company fails to meet the minimum debt service coverage ratio, loan-to-value or debt yield and fails to cure such non-compliance within a time period acceptable to the Lender, the Company will be in default.

The foregoing description of the Term Loan does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, the Promissory Note and the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Credit Agreement, dated May 12, 2021, by and among the Company, Universal Technical Institute of Arizona, LLC and Fifth Third Bank, National Association

10.2	Term Promissory Note, issued by the Company, dated May 12, 2021

10.3*	Deed of Trust, Security Agreement and Fixture Filing dated May 12, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2021	Universal Technical Institute, Inc.

	By:	/s/ Christopher Kevane
	Name:	Christopher Kevane
	Title:	Senior Vice President and Chief Legal Officer

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